 Exhibit 99.1

Recent Developments

Together with its consolidated subsidiaries, Norwegian Cruise Line Holdings Ltd. (“NCLH”) is referred to in this exhibit as the “Company,” “our,” “us” and “we” unless otherwise indicated. Our direct subsidiary, NCL Corporation Ltd., is referred to in this exhibit as “NCLC.”

Preliminary Financial Results for the Year Ended December 31, 2021

Our financial statements for the year ended December 31, 2021 are not yet complete. Accordingly, we are presenting preliminary estimates of certain financial information that we expect to report for the year ended December 31, 2021. The following information is based on our internal management accounts and reporting as of and for the year ended December 31, 2021, as compared to our audited results for the year ended December 31, 2020. Given the timing of these estimates, we have not completed our customary financial closing and review procedures.

The preliminary financial information included in this exhibit has been prepared by, and is the responsibility of, the Company’s management. The preliminary estimated results of operations are subject to revision as we prepare our financial statements and disclosure for the year ended December 31, 2021, and such revisions may be significant. In connection with our annual closing and review process for the fiscal year 2021, we may identify items that would require us to make adjustments to the preliminary estimated results of operations set forth below. Accordingly, the final results and other disclosures for the year ended December 31, 2021 may differ materially from this preliminary estimated data. This preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with GAAP. NCLH and NCLC expect to file their Annual Reports on Form 10-K for the year ended December 31, 2021 no later than March 1, 2022. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary estimated financial data for the year ended December 31, 2021. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

NCLH

Based on the foregoing, our total revenues are currently expected to be in the range of approximately $600 million to $650 million for the year ended December 31, 2021, compared to $1.3 billion for the year ended December 31, 2020. Total cruise operating expenses are expected to be in the range of $1.5 billion to $1.7 billion for the year ended December 31, 2021, compared to $1.7 billion for the year ended December 31, 2020. We expect to incur a net loss ranging from $4.4 billion to $4.6 billion as compared to net loss of $4.0 billion for the year ended December 31, 2020. We currently expect Adjusted EBITDA to be in the range of $(1.6) billion to $(1.8) billion for the year ended December 31, 2021, compared to $(1.0) billion for the December 31, 2020. Our liquidity, consisting of cash and cash equivalents, short-term investments and an undrawn $1.0 billion commitment, is expected to be approximately $2.7 billion as of December 31, 2021 compared to $3.3 billion, consisting of cash and cash equivalents, as of December 31, 2020.

EBITDA and Adjusted EBITDA were calculated as follows (in thousands):

	Year Ended
	December 31, 2021 (Preliminary)		December 31, 2020
	Low Range	High Range
Net income (loss)	$(4,400,000)	$(4,600,000)	$(4,012,514)
Interest expense, net (1)	2,053,000	2,093,000	482,313
Income tax benefit	6,000	6,000	12,467
Depreciation and amortization expense	701,000	701,000	717,840
EBITDA	(1,640,000)	(1,800,000)	(2,799,894)
Other (income) expense, net (2)	(114,000)	(134,000)	33,599
Non-GAAP Adjustments:
Non-cash deferred compensation (3)	4,000	4,000	2,665
Non-cash share-based compensation (4)	125,000	125,000	111,297
Impairment loss (5)	-	-	1,607,797
Adjusted EBITDA	$(1,625,000)	$(1,805,000)	$(1,044,536)

(1)	The increase in 2021 reflects losses on extinguishment of debt and debt modification costs of $1.4 billion related to the repurchase of certain exchangeable notes as well as additional debt outstanding at higher interest rates.

(2)	Primarily consists of gains and losses, net for fuel swaps not designated as hedges or hedges released into earnings as a result of the forecasted transactions no longer being probable and foreign currency exchanges.
(3)	Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses, which are included in payroll and related expense.
(4)	Non-cash share-based compensation expenses related to equity awards, which are included in marketing, general and administrative expense and payroll and related expense.
(5)	Impairment losses consist of goodwill and trade name impairments.

NCLC

Based on the foregoing, NCLC’s total revenues are currently expected to be in the range of approximately $600 million to $650 million for the year ended December 31, 2021, compared to $1.3 billion for the year ended December 31, 2020. Total cruise operating expenses are expected to be in the range of $1.5 billion to $1.7 billion for the year ended December 31, 2021, compared to $1.7 billion for the year ended December 31, 2020. NCLC expects to incur a net loss ranging from $3.5 billion to $3.7 billion as compared to net loss of $5.0 billion for the year ended December 31, 2020. NCLC currently expects Adjusted EBITDA to be in the range of $(1.6) billion to $(1.8) billion for the year ended December 31, 2021, compared to $(1.0) billion for the December 31, 2020. NCLC’s liquidity, consisting of cash and cash equivalents, short-term investments and an undrawn $1.0 billion commitment, is expected to be approximately $2.7 billion as of December 31, 2021 compared to $3.3 billion, consisting of cash and cash equivalents, as of December 31, 2020.

EBITDA and Adjusted EBITDA were calculated as follows (in thousands):

	Year Ended
	December 31, 2021 (Preliminary)		December 31, 2020
	Low Range	High Range
Net income (loss)	$(3,500,000)	$(3,700,000)	$(5,008,183)
Interest expense, net (1)	1,376,000	1,416,000	520,063
Income tax benefit	4,000	4,000	21,570
Depreciation and amortization expense	701,000	701,000	717,840
EBITDA	(1,419,000)	(1,579,000)	(3,748,710)
Other (income) expense, net (2)	(335,000)	(355,000)	984,501
Non-GAAP Adjustments:
Non-cash deferred compensation (3)	4,000	4,000	2,665
Non-cash share-based compensation (4)	125,000	125,00	111,297
Impairment loss (5)	-	-	1,607,797
Adjusted EBITDA	$(1,625,000)	$(1,805,000)	$(1,042,450)

(1)	The increase in 2021 reflects losses on extinguishment of debt and debt modification costs of $0.7 billion related to the repurchase of certain exchangeable notes as well as additional debt outstanding at higher interest rates.

(2)	Primarily consists of gains and losses, net for fuel swaps not designated as hedges or hedges released into earnings as a result of the forecasted transactions no longer being probable and foreign currency exchanges.
(3)	Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses, which are included in payroll and related expense.
(4)	Non-cash share-based compensation expenses related to equity awards, which are included in marketing, general and administrative expense and payroll and related expense.
(5)	Impairment losses consist of goodwill and trade name impairments.

Terminology

Adjusted EBITDA. EBITDA adjusted for other income (expense), net and other supplemental adjustments.

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Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as Adjusted EBITDA, to enable us to analyze our performance. See “Terminology” for the definitions of these non-GAAP financial measures. We believe that Adjusted EBITDA is appropriate as a supplemental financial measure as it is used by management to assess operating performance. We also believe that Adjusted EBITDA is a useful measure in determining our performance as it reflects certain operating drivers of our business, such as sales growth, operating costs, marketing, general and administrative expense and other operating income and expense. Adjusted EBITDA is not a defined term under GAAP nor is it intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income (loss), as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments and it includes other supplemental adjustments.

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